UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 7, 2013

JPMorgan Chase & Co.
(Exact name of registrant as specified in its charter)

Delaware	1-5805	13-2624428
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification no.)

270 Park Avenue, New York, New York		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 7, 2013,  JPMorgan Chase & Co. (the “Company”) filed with the Secretary of State of the State of Delaware a Certificate of Amendment to the Company's Restated Certificate of Incorporation authorizing shareholder action by written consent.  This Certificate of Amendment was approved by shareholders at the Company's 2013 Annual Meeting of Shareholders, and is attached as Appendix F to the Company's Proxy Statement, dated April 10, 2013, for the 2013 Annual Meeting of Shareholders.

The Company's 2013 Proxy Statement stated that if shareholders approved the proposal to amend the Restated Certificate of Incorporation, then the Company's By-laws would be correspondingly amended.  Effective June 7, 2013, upon the filing of the Certificate of Amendment to the Company's Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, the Company's By-laws were amended to include corresponding provisions in Sections 1.06, 1.08 and 1.11 implementing the ability of shareholders to act by written consent.  The foregoing summary is qualified in its entirety by reference to the full text of By-laws, as amended, a copy of which (marked to show changes from the prior version) is attached as Exhibit 3.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1    By-Laws of the Company, as amended, effective June 7, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMorgan Chase & Co.
(Registrant)

By:	/s/ Anthony J. Horan
Anthony H. Horan
Corporate Secretary

Dated:	June 10, 2013

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

3.1	By-Laws of the Company, as amended, effective June 7, 2013.

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